Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 16, 2015, with respect to the balance sheet of CSW Industrials, Inc., contained in Amendment No. 4 to CSW Industrials, Inc.’s Registration Statement on Form 10 filed on September 9, 2015 (File No. 001-37454), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas

September 29, 2015